Exhibit 3.4

BYLAWS
OF
PBT LAND AND MINERALS, INC.

Adopted on June 18, 2026

ARTICLE I
OFFICES

Section 1.01 REGISTERED OFFICE AND AGENT. The registered office and registered agent of the Corporation shall be as set forth in the Corporation’s Certificate of Formation. The registered office or registered agent may be changed by resolution of the Board of Directors, upon making the appropriate filing with the Secretary of State.

Section 1.02 PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place within or without the State of Texas as shall be fixed from time to time by the Board of Directors.

Section 1.03 OTHER OFFICES. The Corporation may also have other offices at any places, within or without the State of Texas, as the Board of Directors may designate, or as the business of the Corporation may require or as may be desirable.

Section 1.04 BOOKS AND RECORDS. All records maintained by the Corporation in the regular course of its business, including its share transfer ledger, books of account, and minute books, may be maintained in written paper form or another form capable of being converted to written paper form within a reasonable time. The Corporation shall convert any records so kept upon the request of any person entitled to inspect the records pursuant to applicable law.

ARTICLE II
SHAREHOLDERS

Section 2.01 PLACE OF MEETING. All meetings of the shareholders shall be held either at the principal office of the Corporation or at any other place, either within or without the State of Texas, as shall be designated in the notice of the meeting or duly executed waiver of notice. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of remote communication as set out in Section 2.02 below.

Section 2.02 MEETINGS OF SHAREHOLDERS BY REMOTE COMMUNICATION. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a shareholders’ meeting may participate in the meeting by means of remote communication and may be considered present in person and may vote at the meeting, whether held at a designated place or solely by means of remote communication, subject to the conditions imposed by applicable law.

Section 2.03 ANNUAL MEETING. An annual meeting of shareholders shall be held annually, if not a legal holiday in the place where the meeting is to be held, and if a legal holiday in such place, then on the next full business day following such date/the date and time set by the Board of Directors and stated in the notice of the meeting for the purpose of electing directors and transacting any other business as may be brought properly before the meeting.

Failure to hold the annual meeting at the designated time does not result in the winding up or termination of the Corporation. If the Board of Directors fails to call the annual meeting, any shareholder may make written demand to any officer of the Corporation that an annual meeting be held.

Section 2.04 SPECIAL SHAREHOLDERS’ MEETINGS. Special meetings of the shareholders may be called by:

(a) the President;

(b) the Board of Directors; or

(c) the holders of at least ten percent (10%) of all the shares entitled to vote at the proposed special meeting. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting.

Only business within the purpose or purposes described in the notice or executed waiver of notice may be conducted at a special meeting of the shareholders.

Section 2.05 FIXING THE RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a date, not more than sixty (60) days or less than ten (10) days before the meeting, as the record date for such determination.

Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors.

If no record date has been fixed as provided in this Section 2.06, then (a) the record date for determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall be the date on which notice of the meeting is mailed, (b) the record date for determining shareholders entitled to give written consent to action taken without a meeting, where no prior Board action is required to be taken by the Texas Business Organizations Code (“BOC”), shall be the date on which a signed written consent is first delivered to the Corporation, and (c) the record date for determining shareholders entitled to give written consent to action taken without a meeting, where prior Board action is required to be taken by the BOC, shall be the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

Section 2.06 NOTICE OF SHAREHOLDERS’ MEETING. Written notice stating the place, day, and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days and not more than sixty (60) days before the date of the meeting, personally, by electronic transmission (if consented to by a shareholder), or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage prepaid.

Notwithstanding the preceding paragraph, notice of a shareholder meeting regarding a fundamental business transaction (as defined by Texas law) must be given to each shareholder of the Corporation not later than twenty-one (21) days prior to the meeting, regardless of the shareholder’s right to vote on the matter. Notice of such action shall comply with any other requirements set by law.

A shareholder entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance of a shareholder at a meeting constitutes waiver of notice, unless the shareholder participates in or attends the meeting solely to object to the transaction of business on the ground that the meeting was not lawfully called or convened.

With the consent of the shareholder, notice may be given to the shareholder by electronic transmission. The shareholder may specify the form of electronic transmission to be used to communicate notice. The shareholder may revoke this consent by written notice to the Corporation. The shareholder’s consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two (2) consecutive notices, and the Secretary, Assistant Secretary, or transfer agent of the Corporation, or another person responsible for delivering notice on behalf of the Corporation, knows that delivery of these two (2) electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of shareholder consent does not invalidate a meeting or other action.

Notice by electronic transmission is deemed given when the notice is transmitted to an email address provided by the shareholder for the purpose of receiving notice.

Section 2.07 VOTING LISTS. The officer or agent in charge of the share transfer records of the Corporation shall prepare, at least eleven (11) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with (a) the address of each shareholder, (b) the type of shares held by each shareholder, (c) the number of shares held by each shareholder, and (d) the number of votes that each shareholder is entitled to if different than the number of shares held.

The list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of ten (10) days prior to the meeting. The original share transfer records shall be prima-facie evidence of the shareholders entitled to examine the list and to vote at any meeting of shareholders.

Section 2.08 QUORUM OF SHAREHOLDERS. The presence in person or by proxy of the holders of a majority of the shares entitled to vote constitutes a quorum for a meeting of the shareholders. Unless otherwise required by the BOC, the Certificate of Formation, or these Bylaws:

(a) The affirmative vote of the holders of a majority of the shares represented at a meeting at which a quorum is present shall be the act of the shareholders.

(b) The shareholders represented in person or by proxy at a meeting at which a quorum is present may conduct any business properly brought before the meeting until adjournment, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

If a quorum is not present, the shareholders represented in person or by proxy may adjourn the meeting until a time and place determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At such adjourned meeting at which the required number of voting shares shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.09 CONDUCT OF MEETINGS. The Board of Directors may adopt by resolution rules and regulations for the conduct of meetings of the shareholders as it shall deem appropriate. At every meeting of the shareholders, the President shall act as chair of, and preside at, the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 2.10 VOTING OF SHARES. Each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Certificate of Formation provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series. Unless otherwise required by the BOC, the Certificate of Formation, or these Bylaws, any matter, other than the election of directors, brought before any meeting of shareholders at which a quorum is present shall be decided by the affirmative vote of the holders of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

Unless otherwise required by the Certificate of Formation, the election of directors shall be decided by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting of the shareholders at which a quorum is present.

Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy, objects, in which case written ballots shall be used.

Section 2.11 VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by proxy authorized in accordance with applicable law. Unless otherwise provided in the proxy, a proxy shall be valid for eleven (11) months from the date of its execution. A proxy shall be revocable unless it expressly states that it is irrevocable and is coupled with an interest as provided by applicable law.

Section 2.12 WRITTEN CONSENT OF SHAREHOLDERS WITHOUT A MEETING. Any action required by the BOC to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent/shares having not less than the minimum number of votes that would be necessary to take the action at a meeting at which holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

ARTICLE III
DIRECTORS

Section 3.01 BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation. Directors need not be residents of the State of Texas or shareholders of the Corporation.

Section 3.02 NUMBER OF DIRECTORS. The number of directors shall be one, provided that the number may be increased or decreased from time to time by an amendment to these Bylaws or by resolution adopted by the Board of Directors. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent director.

Section 3.03 TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors, each of whom shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

Section 3.04 VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or may be filled by the affirmative vote of a majority of the remaining directors even when the majority of the remaining directors is less than a quorum of the total number of directors specified in the Certificate of Formation or the Bylaws. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office.

A directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two (2) directorships during the period between any two (2) successive annual meetings of shareholders.

Section 3.05 REMOVAL. Any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called expressly for that purpose.

Section 3.06 RESIGNATION. A director may resign by providing written notice to the Corporation. The resignation shall be effective upon the later of the date of receipt of the notice of resignation or the effective date specified in the notice. Acceptance of the resignation shall not be required to make the resignation effective.

Section 3.07 REGULAR MEETINGS OF DIRECTORS. A regular meeting of the newly-elected Board of Directors shall be held without other notice immediately following each annual meeting of shareholders, at which the board shall elect officers and transact any other business as shall come before the meeting. The board may designate a time and place for additional regular meetings, by resolution, without notice other than the resolution.

Section 3.08 SPECIAL MEETINGS OF DIRECTORS. The President may call a special meeting of the Board of Directors at a time or place determined by the President. The President shall call a special meeting at the written request of two (2) or more directors.

Section 3.09 NOTICE OF DIRECTORS’ MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. All special meetings of the Board of Directors shall be held upon not less than three (3) days’ written notice stating the purpose, date, time, and place of the meeting delivered to each director either personally or by mail. Notice of a meeting of the Board of Directors may be provided to a director by electronic transmission on consent of the director. The director may specify the form of electronic transmission to be used to communicate notice.

A written waiver of the required notice signed by a director entitled to the notice, before or after the meeting, is the equivalent of giving notice to the director who signs the waiver. A director’s attendance at any meeting shall constitute a waiver of notice of the meeting, except where the directors attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.10 QUORUM AND ACTION BY DIRECTORS. A majority of the number of directors plus one (1) director(s) shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Certificate of Formation, or these Bylaws.

The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting.

Section 3.11 COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.12 ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if all members of the Board of Directors or committee consent in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors.

Section 3.13 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the Board, may designate one or more directors to constitute one or more committees, to exercise the authority of the Board of Directors to the extent provided in the resolution of the Board of Directors and allowed under the BOC.

No committee of the Board of Directors shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation unless the resolution designating a particular committee expressly so provides.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV
OFFICERS

Section 4.01 POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a President and a Secretary and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two (2) or more offices may be held by the same person. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors.

Section 4.02 REMOVAL. Any officer elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of the majority of the Board of Directors. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Section 4.03 POWERS AND DUTIES OF OFFICERS. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the Board of Directors.

ARTICLE V
SHARE CERTIFICATES AND TRANSFER

Section 5.01 CERTIFICATES REPRESENTING SHARES. The shares of the Corporation shall be uncertificated, or shall be represented by certificates if so provided by resolution or resolutions of the Board of Directors. If shares are represented by certificates, each share certificate shall be consecutively numbered, shall exhibit the holder’s name, and shall be signed by the one or more officers, and may be sealed with the seal of the Corporation or facsimile thereof. Any or all signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if such person was an officer at the date of its issuance. Each certificate representing shares of the Corporation shall state upon the face thereof (a) that the Corporation is organized under the laws of Texas; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which that certificate represents; (d) the par value of each share represented by the certificate or a statement that the shares are without par value; and (e) a conspicuous statement setting forth restrictions on the transfer of the shares, if any.

The Corporation shall, after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the BOC. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

No requirement of the BOC with respect to matters to be set forth on certificates representing shares of the Corporation shall apply to or affect certificates outstanding when the requirement first becomes applicable to the certificates; but the requirements shall apply to all certificates thereafter issued whether in connection with an original issue of shares, a transfer of shares, or otherwise.

Section 5.02 TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof or by such other person as may under law be authorized to endorse such shares for transfer or by such shareholder’s attorney lawfully constituted in writing. Except as otherwise provided by law, upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share transfer records of the Corporation by an entry showing from and to what person those shares were transferred.

Section 5.03 REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the holder of record of any shares issued by the Corporation as the holder in fact thereof for all purposes, including voting those shares, receiving dividends or distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with Texas law, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as otherwise provided by Texas law.

Section 5.04 LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate is lost, stolen, or destroyed. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen, or destroyed certificate or certificates or such owner’s legal representative to give the Corporation a bond with surety in a sum as it may direct, as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI
DISTRIBUTIONS AND DIVIDENDS

Section 6.01 DECLARATION. The Board of Directors may authorize distributions on the outstanding shares in cash, property, or in the shares of the Corporation at any annual, regular, or special meeting of the Board of Directors to the extent permitted by, and subject to the provisions of, the laws of the State of Texas. The Board of Directors may by resolution create a reserve or reserves out of the Corporation’s surplus or allocate any part or all of surplus in any manner for any proper purpose or purposes, and may increase, decrease, or abolish any such reserve, designation, or allocation in the same manner, after first obtaining the written approval of a majority of the shareholders.

Section 6.02 FIXING RECORD DATES FOR DISTRIBUTIONS AND DIVIDENDS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors of the Corporation may, at the time of declaring the distribution or dividend, set a record date no more than sixty (60) days prior to the date of the distribution or dividend. If no record date is fixed for the determination of shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the resolution of the Board of Directors declaring the distribution or share dividend is adopted shall be the record date for the determination of shareholders.

ARTICLE VII
INDEMNIFICATION

Section 7.01 INDEMNIFICATION OF EXISTING AND FORMER DIRECTORS AND OFFICERS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or other proceeding (whether civil, criminal, administrative, arbitrative, or investigative), including any appeal thereof, or any inquiry or investigation that could lead to such an action or proceeding (any of the foregoing to be referred to hereafter as a “proceeding”) by reason of the fact that the person (1) is or was a director or officer of the Corporation; or (2) while a director of the Corporation, is or was serving at the request of the Corporation as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, or agent of another entity, organization, or an employee benefit plan (each such person in (2) to be referred to hereafter as a “delegate” and, together with each such person in (1), a “covered person”) to the fullest extent permitted by the BOC, but if the BOC is amended, substituted, or replaced, only to the extent that such amendment, substitution, or replacement permits the Corporation to provide broader indemnification rights than the BOC permitted the Corporation to provide prior to such amendment, substitution, or replacement, against all judgments (including arbitration awards), court costs, penalties, settlements, fines, excise, and other similar taxes and reasonable attorneys’ fees (all of the foregoing to be referred to hereafter as “expenses”) actually incurred by the covered person in connection with such proceeding. The right to indemnification in this Section 7.01 shall continue as to a covered person who has ceased to be a director, officer, or delegate and shall inure to such covered person’s heirs, executors, or administrators.

Section 7.02 ADVANCEMENT OF EXPENSES. The Corporation shall pay or reimburse reasonable expenses incurred by a covered person currently serving as a director, officer, or delegate of the Corporation who was or is a party or is threatened to be made a party to any proceeding in advance of the final disposition of the proceeding, without any determination as to the covered person’s entitlement to indemnification, if the Corporation receives the following before any such advancement of expenses:

(a) A written affirmation by the covered person of the covered person’s good faith belief that such person has met the standard of conduct necessary for indemnification under the BOC.

(b) A written undertaking by or on behalf of the covered person to repay the amount so advanced if the final determination is that the covered person has not met the required standard of conduct set forth in the BOC or that indemnification is prohibited by the BOC.

Section 7.03 INDEMNIFICATION OF AND ADVANCEMENT OF EXPENSES TO OTHER PERSONS. Notwithstanding any other provision of this ARTICLE VII, the Corporation may indemnify and advance expenses to persons other than covered persons, including advisory directors, non-executive officers, employees, and agents of the Corporation, to the extent and in the manner provided by the BOC and these Bylaws.

Section 7.04 INDEMNIFICATION RIGHTS NOT EXCLUSIVE. The rights provided pursuant to this ARTICLE VII shall not be exclusive of any other rights to which a person may be entitled by applicable law, the Corporation’s Certificate of Formation, action or resolution of the Corporation’s shareholders or disinterested directors, or contract.

Section 7.05 INSURANCE. The Corporation may purchase and maintain insurance or another arrangement to indemnify any covered person against any liability asserted against and incurred by the covered person in that capacity or arising out of the covered person’s status in that capacity, regardless of whether the Corporation would have the power to indemnify the covered person against that liability under applicable law.

Section 7.06 REPORTS OF INDEMNIFICATION AND ADVANCES. No later than one (1) year from the date that the Corporation indemnifies or advances expenses to a director, it shall give a written report of such indemnification or advancement to the shareholders, which report must be made with or before the notice or waiver of notice of the next shareholders’ meeting or the next submission to the shareholders of a written consent without a meeting.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 SEAL. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

Section 8.02 CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.03 FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.04 INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.05 CONFLICT WITH APPLICABLE LAW OR CERTIFICATE OF FORMATION. These Bylaws are adopted subject to any applicable law and the Certificate of Formation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Formation, such conflict shall be resolved in favor of such law or the Certificate of Formation.

ARTICLE IX
AMENDMENT OF BYLAWS

Section 9.01 AMENDMENT OF BYLAWS. The Board of Directors may amend, alter, change, and repeal these Bylaws or adopt new bylaws. The shareholders may make additional bylaws and may alter and repeal any bylaws whether such bylaws were originally adopted by them or otherwise.